EXHIBIT g(7)

October 27, 2009

State Street Bank and Trust Company

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Attention: Suzanne Hinkley

1200 Crown Colony Drive

Quincy, MA 02169

Re: Baron Select Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Baron Real Estate Fund.

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of April 13, 2007 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for Baron Real Estate Fund under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract. In addition, we are hereby requesting that your bank act as Administrator for Baron Real Estate Fund pursuant to the Administration Agreement dated as of April 13, 2007 by and among each registered investment company party thereto and State Street Bank and Trust Company. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

BARON SELECT FUNDS ON BEHALF OF: BARON REAL ESTATE FUND

By:	/S/ PATRICK M. PATALINO
Name: Patrick M. Patalino Title: General Counsel, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/S/ JOSEPH C. ANTONELLIS
Name: Joseph C. Antonellis Title: Vice Chairman, Duly Authorized

Effective Date:    October 27, 2009

767 FIFTH AVENUE

49TH FLOOR

NEW YORK, NY 10153

TEL:    212.583.2000

FAX:    212.583.2030